Exhibit 10.3

Undertaking on Restricted Circulation of Shares, Intention to Hold Shares and Intention to Reduce Holdings

In view of the fact that we are the controlling shareholder of Jinko Solar Co., Ltd. (hereinafter referred to as “Issuer” or “Company”), we hereby give the following undertaking with respect to the restrictions on the transfer of Issuer’s shares held by us in the course of the Issuer’s proposed application for initial public offering of shares and listing on the STAR Market:

1. For a period of 36 months from the date of listing of the Issuer’s shares, we will not transfer or have others manage the Issuer’s shares held by us directly or indirectly before this public offering (hereinafter referred to as “Pre-IPO Shares”), nor will we propose the Issuer to repurchase the same.

2. If the closing price of the Issuer’s shares is lower than the IPO price for 20 consecutive trading days within 6 months after the Issuer’s shares are publically offered, or if the closing price of the Issuer’s shares is lower than the issue price at the end of 6 months after the Issuer’s shares are publically offered (or the first trading day immediately after that date if it is not a trading day), the lock-up period for the Pre-IPO Shares held by us shall be automatically extended for at least 6 months. The aforementioned issue price refers to the issue price of the Issuer’s IPO shares. If the Issuer conducts ex-right or ex-divides due to the distribution of cash dividends, bonus shares, capital increase, or additional issuance of new shares, the above-mentioned price shall be adjusted accordingly.

3. If the Issuer has any material breach of law as stipulated in Chapter 12, Section 2 of the Rules Governing the Listing of Shares on the STAR Market of Shanghai Stock Exchange, which triggers the delisting criteria, we will not reduce our shareholding in the Issuer until the termination of listing and delisting of the Issuer’s shares from the date of prior notification of the relevant administrative penalty decision or judicial decision.

Undertaking on Restricted Circulation of Shares, Intention to Hold Shares and Intention to Reduce Holdings

4. If, after the expiration of the lock-up period and provided that the share lock-up undertaking is satisfied, we intend to reduce our holdings of Pre-IPO Shares, we will prudently develop a share reduction plan taking into account the needs of the Company to stabilize share prices, carry out operations and capital operations in strict accordance with the laws, administrative regulations, departmental rules, normative documents and securities regulatory authorities on shareholder reduction and information disclosure, will reduce our holding of shares to the extent as stipulated by laws, administrative regulations, departmental rules, normative documents and relevant provisions of securities regulatory authorities etc., and will clarify and disclose in advance the control arrangements of the Company to ensure the continuous and stable operation of the listed company; if we intends to reduce our holdings of Pre-IPO Shares, the method of reduction shall comply with the rules applicable at that time by the securities regulator, including but not limited to the centralized bidding trading, the block trading and the negotiating transfer etc.; if we intends to reduce our holdings of the Company’s shares within 2 years after the expiration of the lock-up period, the reduction price shall not be less than the issue price of the Company’s shares and shall be announced through the Company within 3 trading days prior to the reduction or within the period prescribed by relevant laws and regulations, and the obligation of information disclosure shall be performed in a timely and accurate manner in accordance with the rules applicable at that time by the securities regulators; in the event of any dividend payout, bonus, capitalization of capital surplus, additional issuance of new shares or other ex-right or ex-dividend events of the Issuer after this public offering, the above prices shall be adjusted accordingly.

5. We will strictly comply with the laws, administrative regulations, departmental rules, normative documents and relevant provisions of securities regulatory authorities regarding the shareholding and share changes of the controlling shareholders of the Issuer. If the laws, administrative regulations, departmental rules, normative documents and requirements of the securities regulatory authorities regarding the lock-up and reduction of shares change during the period of our shareholding, we are willing to automatically apply the changed laws, administrative regulations, departmental rules, normative documents and requirements of the securities regulatory authorities.

Undertaking on Restricted Circulation of Shares, Intention to Hold Shares and Intention to Reduce Holdings

6. If the breach of the above undertaking causes losses to the Issuer or investors, we will compensate them in accordance with the law. If we reduce its shareholding in the Issuer in violation of the above undertaking, the actual proceeds, if any, from the sale of such portion of the Issuer’s shares shall accrue to the Issuer, and all losses and legal consequences resulting therefrom shall be borne by us.

7. We shall not directly or indirectly receive the dividends or the bonus shares distributed by the Company until we have completely eliminated all adverse effects caused by our failure to fulfill the above undertaking, and the Company shall have the right to deduct the cash dividends distributed to us for the purpose of bearing the aforesaid liability.

Undertaking on Restricted Circulation of Shares, Intention to Hold Shares and Intention to Reduce Holdings

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For and on behalf of

JinkoSolar Investment Limited (Seal)

By: /s/ Li Xiande

Date: June 18, 2021

Signature Page of Undertaking on Restricted Circulation of Shares, Intention to Hold Shares and Intention to Reduce Holdings